SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JULY 13, 1999

                           COMPUTER MARKETPLACE, INC.
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



             DELAWARE                 0-14731             33-0558415
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             (STATE OR OTHER        (COMMISSION         (IRS EMPLOYER
             JURISDICTION OF         FILE NUMBER)     IDENTIFICATION NO.)
             FORMATION)



              255 WEST JULIAN STREET, SUITE 100, SAN JOSE, CA 95110
              -----------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)  (ZIP CODE)



        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (408) 275-1229
                                                           --------------

                     1171 RAILROAD STREET, CORONA, CA 91720
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          (FORMER NAME OR FORMER ADDRESS, IF CHANGES SINCE LAST REPORT)


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


ITEM 5.  OTHER EVENTS.

         On July 13, 1999, the Board of Directors of Computer Marketplace, Inc. (the "Company") approved (i) the relocation of the Company's executive offices from Corona, California to 255 West Julian Street, Suite 100, San Jose, CA 95110, telephone number (408) 275-1229 and (ii) an amendment to the Company's Certificate of Incorporation changing the Company's name to "eMarketplace, Inc." The Company completed the relocation of its executive offices on August 9, 1999. The new executive offices occupy approximately 3,000 square feet of office space and are leased on a month-to-month basis from a third party for approximately $5,300 per month. In order for the Company to effect the name change, a majority of the outstanding shares of the Company's common stock must vote in favor of an amendment to the Company's Certificate of Incorporation. The Company anticipates delivering the recommendation of the Board of Directors regarding the name change to the Company's stockholders in the near future.



                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.


                                    COMPUTER MARKETPLACE, INC.



                               By:  /s/    L. WAYNE KILEY
                                    --------------------------------------------
                                    Name:  L. Wayne Kiley
                                    Title: Chief Executive Officer and President


Dated:  August 11, 1999